                                                                       EXHIBIT 8


      The following persons are the executive officers and/or directors of Prodigy as of the date of this Amendment No. 2. None of these persons has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), nor has any of these persons been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. Unless otherwise specified, each person listed below is a citizen of the United States and his or her address is care of Prodigy Communications Corporation, 6500 River Place Blvd., Building III, Austin, Texas 78730-1113.

                                                       PRINCIPAL OCCUPATION/EMPLOYMENT
          NAME                  OFFICE                              HISTORY
          ----                  ------                              -------
Charles Foster          -      Chairman of            Mr. Foster has served as the
                               the Board              chairman of the board of Prodigy
                        -      Director               since December 2000 and was
                                                      Prodigy's president and chief
                                                      executive officer from December
                                                      2000 to March 2001. Mr. Foster has
                                                      served as group president of SBC
                                                      since September 2000 and from July
                                                      1995 to July 2000. From July 2000
                                                      to September 2000, Mr. Foster was
                                                      group president, national
                                                      operations of SBC.

Jim Adams               -      Director,              Mr. Adams was president of SBC
                        -      Compensation           from 1992 to 1995 and president of
                               Committee Chair        Southwestern Bell Telephone
                        -      Member, Audit          Company, a subsidiary of SBC, from
                               Committee              1988 to 1992. He has served as a
                                                      director of Texas Instruments
                                                      incorporated since 1989 and as its
                                                      chairman of the board from 1996 to
                                                      1998. Mr. Adams is also a director
                                                      of Inet Technologies, Inc., a
                                                      communications software solutions
                                                      provider.

Louis Brill             -      Director               Since December 1999, Mr. Brill has
                        -      Audit                  served as vice president and chief
                               Committee Chair        accounting officer of Temple
                        -      Member,                Inland, Inc., a manufacturer of
                               Independent            corrugated packaging and building
                               Directors              products with financial services
                               Committee              operations in mortgage
                                                      and consumer banking. From 1963 to
                                                      September 1999, Mr.Brill was a
                                                      partner of Ernst & Young LLP.


Bob McClane             -      Director               Mr. McClane has served as
                        -      Member, Audit          president of McClane Partners,
                               Committee              LLC, a consulting and investment
                        -      Member,                services company, since 1997. From
                               Independent            1985 to 1997, Mr. McClane served
                               Directors              as president of Cullen/Frost
                               Committee              Bankers, Inc., a bank holding
                                                      company.  From 1978 to 1985, Mr.
                                                      McClane was executive vice
                                                      president and secretary of
                                                      Cullen/Frost Bankers, Inc. Mr.
                                                      McClane is also a director of
                                                      Cullen/Frost Bankers, Inc. and
                                                      Frost National Bank.

Joe C. McKinney         -      Director               Mr. McKinney has served as
                        -      Member, Audit          chairman and chief executive
                               Committee              officer of J.P. Morgan Chase Bank
                        -      Member,                -- San Antonio region, since 1987.
                               Compensation
                               Committee

Paul Roth               -      Director               Mr. Roth has held various
                        -      President &            management positions within SBC or
                               CEO                    its subsidiaries for more than the
                                                      past five years.

Jaime Chico Pardo       -      Director               Mr. Chico Pardo has served as
                        -      Member,                chief executive officer of Telmex
                               Executive              since January 1995 and as vice
                               Steering               chairman of Carso Global Telecom
                               Committee              since October 1998. Mr. Chico
                                                      Pardo is also a director of Grupo
                                                      Carso and Grupo Financiero
                                                      Inbursa, both of which are
                                                      affiliated with Carso Global
                                                      Telecom. He also serves as a
                                                      director of America Movil S.A. de
                                                      C.V., a provider of wireless
                                                      communication services that was
                                                      spun-off from Telmex in February
                                                      2001, and Honeywell International,
                                                      a diversified technology and
                                                      manufacturing company. Mr. Chico
                                                      Pardo is a citizen of and his
                                                      principal place of business is in
                                                      Mexico.

Andres Vazquez del      -      Director               Mr. Vazquez is the Vice President
Mercado                 -      Member,                of Corporate Development of
                               Executive              Telmex.  Mr. Vazquez has held
                               Steering               various management positions
                               Committee              within Telmex or its subsidiaries
                                                      for more than five years.  Mr.
                                                      Vazquez is a citizen of and his
                                                      principal place of business is in
                                                      Mexico.

Bob Pickering           -      Director               Mr. Pickering has served as senior
                        -      Member,                vice president of corporate
                               Executive              finance of SBC since October 2000.
                               Steering               From December 1997 to October
                               Committee              2000, Mr. Pickering was employed
                        -      Member, Audit          by Pacific Bell Telephone Company,
                               Committee              a subsidiary of SBC, serving as
                        -      Member,                senior vice president, finance,
                               Compensation           from November 1999 to October 2000
                               Committee              and chief financial officer from
                                                      December 1997 to November 1999.
                                                      From 1993 to December 1997, Mr.
                                                      Pickering was a partner of Ernst &
                                                      Young LLP.

John Atterbury          -      Director               Mr. Atterbury has been group
                        -      Member,                president of SBC since July 2001.
                               Executive              Mr. Atterbury has held high-level
                               Steering               managerial positions within SBC or
                               Committee              its subsidiaries for more than
                                                      five years.


Gregory Williams        -      Executive              Mr. Williams has served as
                               Vice President         executive vice president and chief
                               and                    operating officer of Prodigy
                               Chief Operating        since June 2000. From June 1995 to June
                               Officer                2000, he was vice president of
                                                      Wireless Systems of SBC's
                                                      Technology Resources Inc.'s
                                                      Wireless Communications
                                                      Laboratories. Mr. Williams also
                                                      serves on the boards of various
                                                      wireless industry associations,
                                                      including the Universal Wireless
                                                      Communications Consortium, the
                                                      Wireless Application Protocol
                                                      Forum LTD, the Messaging Protocol
                                                      Forum (SMPP Development Forum) and
                                                      the GSM Global Roaming Forum.

Allen Craft             -      Senior Vice            Mr. Craft joined Prodigy as senior
                               President of           vice president of finance, chief
                               Finance, Chief         financial officer and treasurer in
                               Financial              March 2000 and also served as a
                               Officer &              director from March 2000 to June
                               Treasurer              2000. He has been employed by SBC
                                                      since 1993, serving as director of
                                                      finance of SBC International from
                                                      March 1998 until March 2000,
                                                      director of corporate financial
                                                      planning from August 1996 to
                                                      February 1998, and manager of
                                                      financial planning from June 1993
                                                      to August 1996. Previously, Mr.
                                                      Craft was manager of financial
                                                      planning at the Permea division of
                                                      Air Products from April 1990 to
                                                      May 1993, and a plant controller
                                                      for Monsanto from December 1986 to
                                                      March 1990.

Daniel Iannotti         -      Senior Vice            Mr. Iannotti joined Prodigy as
                               President,             senior vice president, general
                               General                counsel and secretary in June
                               Counsel &              2000. From 1999 to June 2000, Mr.
                               Secretary              Iannotti was counsel for SBC
                                                      Directory Operations Law
                                                      Department. From 1993 to 1999, he
                                                      served as secretary and counsel
                                                      for Ameritech Advertising
                                                      Services. Mr. Iannotti's previous
                                                      positions include acting general
                                                      counsel for DonTech, senior
                                                      attorney for Ameritech Services, Inc.
                                                      and senior attorney for Michigan Bell
                                                      Telephone Company.

Richard Walker          -      Senior Vice            Mr. Walker joined Prodigy as
                               President              senior vice president of human
                               Human                  resources and administrative
                               Resources &            operations in June 2000. From 1994
                               Administration         to June 2000, Mr. Walker served as
                                                      the vice president--operations for
                                                      SBC Technology Resources, Inc.,
                                                      the research arm for SBC. Mr.
                                                      Walker began his career in
                                                      telecommunications with
                                                      Southwestern Bell in 1975. He held
                                                      numerous assignments in all
                                                      aspects of the communications
                                                      industry before transitioning to
                                                      Human Resources with SBC.


Denise Clarke Fraser    -      Senior Vice            Ms. Fraser joined Prodigy as senior vice
                               President of           president of advertising and communications
                               Advertising &          in November 2000. From 1996 to November 2000,
                               Communication          Ms. Fraser was senior vice president and partner,
                                                      as well as general manager of the Austin office,
                                                      of Fleishman Hillard International Communications.
                                                      From 1993 to 1996, Ms. Fraser owned her own public
                                                      relations firm. Prior to that time, she worked for
                                                      10 years in the federal government and for various
                                                      public relations companies.

Chris Coleman           -      Senior Vice            As chief marketing officer of Prodigy, Mr. Coleman
                               President              is responsible for defining the Prodigy customer
                               and Chief              experience and growing Prodigy's Internet market
                               Marketing              leadership. Prior to joining Prodigy, Mr. Coleman served
                               Officer                as executive vice president of Internet marketing at Ackerman
                                                      McQueen, the Southwest's fourth largest advertising agency.
                                                      Previously, Mr. Coleman spent five years in the marketing
                                                      organizations of Pepsi and Texas Commerce Bank.